AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 2011

REGISTRATION STATEMENT NO. 333-159439

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

POST EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	56-1640186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

929 North Front Street

Wilmington, North Carolina 28401

(910) 251-0081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

1995 Equity Compensation Plan

(Full title of the plan)

B. Judd Hartman, Esq.

Pharmaceutical Product Development, Inc.

929 North Front Street

Wilmington, North Carolina 28401

(910) 251-0081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Donald R. Reynolds, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

FAX (919) 781-4865

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” (as defined in Rule 12b-2 of the Act).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

Pharmaceutical Product Development, Inc., a North Carolina corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister all unsold securities registered for issuance under the Registration Statement on Form S-8, File No. 333-159439, originally filed May 22, 2009, pertaining to the Pharmaceutical Product Development, Inc. 1995 Equity Compensation Plan (the “Registration Statement”).

As previously reported on the Registrant’s Current Report on Form 8-K dated December 5, 2011, pursuant to the terms of the Agreement and Plan of Merger, dated October 2, 2011, by and among the Registrant, Jaguar Merger Sub, Inc. (“Merger Sub”), a North Carolina corporation and indirect wholly-owned subsidiary of Jaguar Holding Company II (“Parent”), a Delaware corporation, as assignee of Jaguar Holding Company I, a Delaware corporation, as successor-in-interest of Jaguar Holdings, LLC (“Parent LLC”), a Delaware limited liability company that was formed by affiliates of TC Group, L.L.C. (d/b/a The Carlyle Group) and affiliates of Hellman & Friedman LLC, Merger Sub merged with and into the Registrant on December 5, 2011 (the “Merger”). As a result of the Merger, the Registrant is the surviving corporation and a direct, wholly-owned subsidiary of Parent. In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. Accordingly, and in accordance with an undertaking made by the Registrant in the Registration Statement, Registrant hereby removes from registration any and all of its securities originally reserved for issuance under the plan listed above and registered under the Registration Statement which are unsold at the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of North Carolina, on the 5th day of December 2011.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By:	/s/ Daniel G. Darazsdi
Daniel G. Darazsdi
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond H. Hill	Chief Executive Officer	December 5, 2011
Raymond H. Hill	(Principal Executive Officer)

/s/ Daniel G. Darazsdi	Chief Financial Officer (Principal	December 5, 2011
Daniel G. Darazsdi	Financial Officer)

/s/ Peter Wilkinson	Chief Accounting Officer (Principal	December 5, 2011
Peter Wilkinson	Accounting Officer)

/s/ Daniel G. Darazsdi	Director	December 5, 2011
Daniel G. Darazsdi

/s/ B. Judd Hartman	Director	December 5, 2011
B. Judd Hartman

/s/ William J. Sharbaugh	Director	December 5, 2011
William J. Sharbaugh